SCHEDULE to the MASTER AGREEMENT dated as of
                October 10, 1996 between THE CHASE MANHATTAN BANK
                                   ("Party A")
                                       and
 1290 PARTNERS, L.P. and 237 PARK PARTNERS, L.P., as joint and several obligors
                                   ("Party B")

                   PART 1: Termination Provisions and Certain Other Matters

        (a) "Specified Entity" means, in relation to Party A, for the purpose of:

               Section 5(a)(v), none;

               Section 5(a)(vi), none;

               Section 5(a)(vii), none; and

               Section 5(b)(iv), none;

                       and, in relation to Party B, for the purpose of:

               Section 5(a)(v), 1290 Corp. and 237 Corp.;

               Section 5(a)(vi), 1290 Corp. and 237 Corp.;

               Section 5(a)(vii), 1290 Corp. and 237 Corp.; and

               Section 5(b)(iv), 1290 Corp. and 237 Corp.

        (b)    "Specified Transaction" will have the meaning specified in
Section 14.

        (c) The "Cross-Default" provisions of Section 5(a)(vi) will apply to Party A and Party B. In connection therewith, "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party's banking business, and "Threshold Amount" means (i) in respect of Party A, an amount equal to three percent of such party's shareholders' equity, determined in accordance with generally accepted accounting principles in the United States, consistently applied, as at the end of such party's most recently completed fiscal year, and (ii) in respect of Party B, USD1.00 or the equivalent thereof in any other currencies. For purposes of this definition, any Specified Indebtedness denominated in a currency other than the currency in which the financial statements of such party are denominated shall be converted into the currency in which such financial statements are denominated at the exchange rate therefor reasonably chosen by the other party.


                                            -1-
C/M  11764.0009 434098.1

        (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A. The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party B.

        (e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

        (f)    Payments on Early Termination.  For the purpose of Section 6(e):

               (i)     Market Quotation will apply.

               (ii)    The Second Method will apply.

        (g)    "Termination Currency" means United States Dollars.


                                  PART 2: Tax Representations

                                        Not applicable.


                            PART 3: Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

        (a)    Tax forms, documents or certificates to be delivered are:  none.

        (b)    Other documents to be delivered are:




                                            -2-
C/M  11764.0009 434098.1




    Party
   required                                                                           Covered by
  to deliver              Form/Document/                   Date by which             Section 3(d)
   document                Certificate                    to be delivered           Representation



Party B         Annual report of each entity        As soon as available and              Yes
                comprising Party B containing       in any event within 90
                consolidated financial              days after the end of
                statements certified by             each fiscal year of each
                independent certified public        entity comprising
                accountants and prepared in         Party B, unless
                accordance with accounting          otherwise provided to
                principles that are generally       Party A pursuant to the
                accepted in the country in          Credit Agreement (as
                which each entity comprising        hereinafter defined)
                Party B is organized

Party B         Unaudited consolidated              As soon as available and              Yes
                financial statements of each        in any event within 60
                entity comprising Party B for       days after the end of
                a fiscal quarter prepared in        each fiscal quarter of
                accordance with accounting          each entity comprising
                principles that are generally       Party B, unless
                accepted in the country in          otherwise provided to
                which each entity comprising        Party A pursuant to the
                Party B is organized and on a       Credit Agreement (as
                basis consistent with that of       hereinafter defined)
                the respective annual financial
                statements of each entity
                comprising Party B.

Party B         Opinion of counsel satisfactory     Upon execution and                    No
                to Party A substantially in the     delivery of this
                form of Exhibit I hereto            Agreement

Party A         Certified copies of all             Upon execution and                    Yes
and             corporate authorizations and        delivery of this
Party B         any other documents with            Agreement and thereafter
                respect to the execution,           upon the request of the
                delivery and performance of         other party
                this Agreement.


                                            -3-
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





Party A         Certificate of authority and        Upon execution and                    Yes
and             specimen signatures of              delivery of this
Party B         individuals executing this          Agreement and thereafter
                Agreement and Confirmations         upon request of the other
                                                    party



                                    PART 4:  Miscellaneous

        (a) Address for Notices. For the purpose of Section 12(a) of this
Agreement:

Address for notice or communications to Party A:

Any notice relating to a particular Transaction shall be delivered to the address or facsimile or telex number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 of this Agreement shall be delivered to the following address:

        The Chase Manhattan Bank
        Attention:  Legal Department-Capital Markets Group
        270 Park Avenue, 40th Floor
        New York, New York 10017-2070
        Telex No.: 232337; Answerback: CBC UR
        Facsimile No.: (212) 270-7468

        Address for notice or communications to Party B:

        1290 Partners, L.P. and 237 Park Partners, L.P.
        c/o Victor Capital Group, L.P.
        885 Third Avenue
        New York, New York 10022
        Attention: John Klopp
        Facsimile No.: 212-593-0316

        with a copy to:

        Tishman Speyer Properties, L.P.
        520 Madison Avenue
        New York, New York 10022
        Attention: Region Manager
        Facsimile No.: 212-319-1745


                                            -4-
C/M  11764.0009 434098.1

        (b)    Process Agent.  For the purpose of Section 13(c):

        Party A appoints as its Process Agent:  Not applicable.
        Party B appoints as its Process Agent:  Not applicable.

        (c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

        (d)    Multibranch Party.  For the purpose of Section 10 of this
Agreement:

        Party A is not a Multibranch Party. Party B is not a Multibranch Party.

        (e) Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

        (f) Credit Support Document. Details of any Credit Support Document: In respect of Party B, the following shall be Credit Support Documents: (i) Credit Agreement, dated as of the date hereof, among 1290 Partners, L.P., 237 Park Partners, L.P., The Chase Manhattan Bank, as Agent for certain Lenders listed therein (the "Lenders"), and the Lenders, (ii) Mortgage Consolidation, Modification, Restatement, Security Agreement and Assignment of Leases and Rents, dated as of the date hereof, among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, as Agent for certain Lenders,
(iii) Note Pledge and Security Agreement, dated as of the date hereof, among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, as Agent for certain Lenders, (iv) Cash Collateral Account Security, Pledge and Assignment Agreement, dated as of the date hereof, among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, as Agent for certain Lenders, (v) Joint and Several Hazardous Material Guaranty and Indemnification Agreement, dated as of the date hereof, by 1290 Partners, L.P., and 237 Park Partners, L.P., in favor of The Chase Manhattan Bank, as Agent for certain Lenders, (vi) Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, by 1290 Partners, L.P., and 237 Park Partners, L.P., in favor of The Chase Manhattan Bank, as Agent for certain Lenders, and (vii) Interest Rate Agreement Pledge and Security Agreement, dated as of the date hereof, among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, as Agent for certain Lenders.

        (g) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

        (h) Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to any Transaction unless specified in the relevant Confirmation.

        (i) "Affiliate" will have the meaning specified in Section 14 of this Agreement.


                                            -5-
C/M  11764.0009 434098.1

                                   PART 5:  Other Provisions

        (a) Set-off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ('X') other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the 'Other Agreement Amount') payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part 5(a).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, provided that (A) if the amount of the obligation owing by Y, when ultimately ascertained, is greater than the estimated amount of such obligation, X shall be entitled to exercise a right of set-off to the extent of such excess, (B) if the amount of the obligation owing by Y, when ultimately ascertained, is less than the estimated amount of such obligation, any obligation of X set off against such excess shall be reinstated,
(C) if the amount of the obligation owing by X, when ultimately ascertained, is greater than the estimated amount of such obligation, X shall be entitled to exercise a right of set-off to the extent of such excess and (D) if the amount of the obligation owing by X, when ultimately ascertained, is less than the estimated amount of such obligation, any obligation of Y set off against such excess shall be reinstated.

Nothing in this Part 5(a) shall be effective to create a charge or other security interest. This Part 5(a) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

        (b) Exchange of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation, via telex or facsimile transmission. Party B agrees to respond to such Confirmation within 10 Business Days (for this purpose, Business Days refers to Business Days in the location of the recipient), either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such

                                            -6-
C/M  11764.0009 434098.1

Transaction and shall be deemed to be an affirmation of the terms contained in such Confirmation, absent manifest error. The parties agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

        (c) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.

        (d) Telephonic Recording. Each party (i) consents to the recording of the telephone conversations of trading, marketing, and operations personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

        (e) Further Representations. (i) Party B represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

               (1) Generally Accepted Accounting Principles. The financial information delivered pursuant to paragraph (b) of Part 3 of this Schedule, including the related schedules and notes thereto, has been prepared in accordance with accounting principles that are generally accepted in the country in which Party B is organized, applied consistently throughout the periods involved (except as disclosed therein).

               (2) No Material Contingent Obligation(s). Neither Party B nor any of its subsidiaries has any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the financial statements delivered to Party A pursuant to this Schedule or in the notes thereto.

               (ii) Each entity comprising Party B represents to Party A, and Party A represents to Party B, which representation will be deemed to be repeated on each date on which a Transaction is entered into, that it is an "eligible swap participant" as such term is defined in Part 35 of Chapter I of Title 17 of the Code of Federal Regulations, promulgated by the Commodity Futures Trading Commission, entitled "Exemption of Swap Agreements.

        (f) Relationship Between Parties. The following representation shall be inserted as a new Section 3(g) of this Agreement:

        (g) Relationship Between Parties. Absent a written agreement to the contrary:

        (i) It is not relying on any advice (whether written or oral) of the other party regarding any Transaction, other than the representations expressly made by that other party in this Agreement and in the Confirmation in respect of that Transaction; and

                                            -7-
C/M  11764.0009 434098.1

               (ii)    In respect of each Transaction under this Agreement:

                       (1) It has the capacity to evaluate (internally or through independent professional advice) that Transaction and has made its own decision to enter into that Transaction;

                       (2) It understands the terms, conditions and risks of that Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks; and

                       (3) The other party (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it; (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of that Transaction or any documentation related thereto; and (c) has not committed to unwind that Transaction."

        (h) Absence of Litigation. Section 3(c) of this Agreement is amended by deleting the words "or, to its knowledge, threatened" in the first line thereof.

        (i) "Credit Agreement" means the Credit Agreement dated as of the date hereof among 1290 Partners, L.P. and 237 Park Partners, L.P., as Borrowers, the Lenders listed therein, and The Chase Manhattan Bank, as Agent, as amended, supplemented or otherwise modified from time to time; provided that if the obligations under the Credit Agreement are paid in full or the Credit Agreement is otherwise terminated, Credit Agreement means the Credit Agreement as it existed immediately prior to such event.

        (j) Further Agreements of Party B. Each of the entities comprising Party B agrees with Party A that, so long as it has or may have any obligation under this Agreement, it will comply with each of the covenants set forth in Article V of the Credit Agreement.

        (k) Additional Events of Default. With respect to Party B, it shall constitute an Event of Default under this Agreement if there shall occur any Event of Default as defined in the Credit Agreement.

        (l) Further Representation of Party B. Each of the entities comprising Party B represents and warrants to Party A (which representation will be deemed to be repeated by each of the entities comprising Party B on each date on which a Transaction is entered into) that each of the representations and warranties made by it in Article IV of the Credit Agreement would be true and correct if made as of the date hereof, and, on the date hereof, no Event of Default as defined in the Credit Agreement has occurred and is continuing.



                                            -8-
C/M  11764.0009 434098.1

        (m)    Joint and Several.

               This Agreement is the joint and several agreement of each of the entities comprising Party B, and the obligations and liabilities arising under this Agreement are the joint and several obligations and liabilities of each of the entities comprising Party B. Not in limitation of the immediately preceding sentence, (i) each of the entities comprising Party B makes the representations set forth in Section 3 of this Agreement to Party A, (ii) each of the entities comprising Party B makes the agreements set forth in Section 4 of this Agreement and undertakes joint and several liability with the other entity comprising Party B for the performance of such agreements, (iii) an Event of Default or Termination Event shall be deemed to occur with respect to Party B if it occurs with respect to either of the entities comprising Party B and (iv) the submission set forth in Section 13(a) of this Agreement, the waivers set forth in Section 13(b) and (d) of this Agreement and the consent set forth in Section 13(c) of this Agreement are applicable to each of the entities comprising Party B.

               Each of the entities comprising Party B executes this Agreement as a primary obligor, not as surety. Party A shall not be bound to exhaust its recourse or to take any action against any one of such entities before being entitled to performance under this Agreement from the other entity, but rather Party A may make such demands and take such actions as it deems advisable and may apply money received from any such entity upon such part of the obligations arising under this Agreement as Party A may think best.

               Each of the entities comprising Party B hereby waives notice of failure by the other of such entities to pay when due any amount payable by the other of such entities under this Agreement. Each of the entities comprising Party B consents to and waives notice of (a) extension or renewal of any obligation arising under this Agreement, (b) amendment or termination or waiver of any provision of this Agreement as between Party A and the other of the entities comprising Party B, and (c) release of the other entities comprising Party B or cancellation of its obligations under the Agreement.

               Until full and final payment to Party A of all amounts due to it under this Agreement, each of the entities comprising Party B (a) agrees not to exercise any right it may acquire against the other entity comprising Party B (whether by subrogation, reimbursement, contribution, or otherwise) as a result of payments made to Party A under this Agreement with respect to its rights against such other entity arising hereunder, (b) assigns to Party A all such rights such entity may have in any bankruptcy, receivership or insolvency proceedings commenced by or against the other entity comprising Party B or its property with respect to its rights against such other entity arising hereunder, and (c) appoints Party A attorney-in-fact for it to appear in any such proceeding, file claims, receive

                                            -9-
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



payments, and to do any other act which it could do personally in connection with such rights.

                            THE CHASE MANHATTAN BANK


                             By:
                                     Title:  Vice President



                             1290 PARTNERS, L.P.


                             By:    1290 GP Corp., General Partner


                             By
                                   Title:  President


                             237 PARK PARTNERS, L.P.

                             By: 237 GP Corp. General Partner


                             By:
                                  Title:  President


                                            -10-
C/M  11764.0009 434098.1

                                                                       EXHIBIT I



                             FORM OF OPINION OF COUNSEL TO PARTY B

                                             Date:


The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

        We are counsel to 1290 Partners, L.P. and 237 Park Partners, L.P., each of which is a _______________ limited partnership (collectively, the "Counterparty"), and we are delivering this opinion in connection with the Master Agreement, dated as of October [], 1996 (as supplemented by the Confirmations relating to the Transactions entered into pursuant thereto, the "Agreement"), between the Counterparty and The Chase Manhattan Bank ("Chase"). Terms defined in the Agreement are used herein as therein defined.

        In that connection, we have examined the originals, or copies certified to our satisfaction, of the Agreement and such corporate records of the Counterparty, certificates of public officials and of officers of the Counterparty, and agreements, instruments, and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Counterparty, or its officers or of public officials. We have assumed the due execution and delivery of the Agreement by Chase.

        Based upon the foregoing, we are of the following opinion:

        1. Each of the parties comprising the Counterparty is a limited partnership duly organized, validly existing and in good standing under the laws of _____________.

        2. Each of the parties comprising the Counterparty has the power to execute and deliver the Agreement and to perform its obligations under the Agreement and has taken all necessary action to authorize such execution and delivery and performance of such obligations.

        3. The execution and delivery of the Agreement by the Counterparty and the Counterparty's performance of its obligations under the Agreement do not violate or conflict with any law, rule or regulation applicable to it, any provision of its charter or by-laws (or

                                            -1-
C/M  11764.0009 434098.1
comparable constitutional documents), any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting the Counterparty or any of its assets.

        4. All authorizations of and exemptions, actions or approvals by, and all notices to or filings with, any governmental or other authority that are required to have been obtained or made by the Counterparty with respect to the Agreement have been obtained or made and are in full force and effect and all conditions of any such authorizations, exemptions, actions or approvals have been complied with.

        5. The Agreement constitutes the Counterparty's legal, valid and binding obligation enforceable against the Counterparty in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

        6. To the best of our knowledge, after due inquiry, there is not pending or threatened against the Counterparty or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against the Counterparty of the Agreement or its ability to perform its obligations thereunder.

        We are qualified to practice law in the State of ___________________________ and do not purport to be expert on, or to express any opinion herein concerning, any law other than the laws of the State of __________________________ and the federal laws of the United States of America.

                                            Very truly yours,


                                            -2-
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